Stock Purchase Agreement

Dated as of February 21, 2013

By and Among

ILIA SACHIN,

CHRISTOPHER CARMICHAEL,

BRENDEN GARRISON,

and

FERMO GROUP, INC.

Stock Purchase Agreement

This Stock Purchase Agreement (“Agreement”), dated as of February 21, 2013, is entered into by and among FERMO GROUP, INC. (“FERMO” or the “Company”) and ILIA SACHIN (the “Seller”), and CHRISTOPHER CARMICHAEL and BRENDEN GARRISON (each a “Purchaser”) collectively, the “Purchasers” and together with the Company and the Seller, the “Parties”).

Witnesseth:

Whereas, the Seller is a shareholder of FERMO, a corporation organized and existing under the laws of the State of Nevada, who owns and/or controls in the aggregate 3,000,000 shares of common stock, par value $0.001 per share, of the Company, which represents 80.21% of the issued and outstanding shares; and

Whereas, the Purchasers desire to acquire 3,000,000 shares;

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Seller of such shares to the Purchasers:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(d) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2. The Transaction

2.1. Purchase Price.

The Seller hereby agrees to sell to the Purchasers, and the Purchasers, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agree to purchase from the Seller 3,000,000 shares (the “Acquired Shares”), pro rata pursuant to Schedule 2.1, for an aggregate purchase price of $150,000 (the “Purchase Price”), payable in full to the Seller according to the terms of this Agreement, in United States currency as directed by the Seller at the closing of the transaction contemplated herein (the “Closing”).

2.2. Transfer of Shares and Terms of Payment.

In consideration for the transfer of the Acquired Shares by the Seller to the Purchasers, the Purchasers shall pay the Purchase Price pro rata in accordance with the terms of this Agreement. Transfer of the shares and payment thereof shall be in the following manner:

i)	Upon execution of this Agreement, the Purchaser shall transfer the Purchase Price to Anslow & Jaclin, LLP (the “Escrow Agent”);

ii)	Simultaneously with the transfer of the Purchase Price, the Seller shall deliver to the Escrow Agent the certificates for the Acquired Shares duly endorsed for transfer or with executed stock powers medallion guaranteed attached to be released and delivered to Purchasers upon receipt of the Purchase Price by the Escrow Agent.

2.3. Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer and overnight mail on or before March 31, 2013 (the “Closing Date”).

Section 3. Representations and Warranties

3.1. Representations and Warranties of the Seller and the Company. The Seller and the Company hereby make the following representations and warranties to the Purchasers:

3.1.1        The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.

3.1.2        The Company is in good standing with the Secretary of State of Nevada.

3.1.3        Prior to or at Closing, all of the Company’s outstanding debts and obligations shall be paid off (at no expense or liability to the Purchaser) and the Seller shall provide evidence of such payoff to the Purchasers’ reasonable satisfaction. Should the Purchasers discover any obligation of the Company that was not paid prior to the Closing Date, the Seller shall indemnify the Purchasers for any and all such liabilities, whether outstanding or contingent at the time of Closing.

3.1.4        The Company will have no assets or liabilities at the Closing Date.

3.1.5        The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

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3.1.6        The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations after the Closing.

Notwithstanding the foregoing, the Company has an existing contract with Island Stock Transfer to act as the Company’s transfer agent.

3.1.7        The Company does not own any real estate or any interests in real estate.

3.1.8        The Company is not liable for any taxes, including income, real or personal property taxes, to any governmental or state agencies whatsoever. The Company has timely filed all income, real or personal property, sales, use, employment or other governmental tax returns or reports required to be filed by it with any federal, state or other governmental agency and all taxes required to be paid by the Company in respect of such returns have been paid in full. None of such returns are subject to examination by any such taxing authority and the Company has not received notice of any intention to require the Company to file any additional tax returns in any jurisdiction to which it may be subject.

3.1.9        The Company, to the actual knowledge of Seller, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.10      The Seller is the lawful owner of record of the Acquired Shares, and the Seller presently has, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchasers in accordance with the terms of this Agreement. The delivery to the Purchasers of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchasers good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.11      There are no authorized shares of the Company other than 75,000,000 common shares, and there are 3,740,000 issued and outstanding shares of the Company. Seller at the Closing Date will have full and valid title to the Acquired Shares, and there will be no existing impediment or encumbrance to the sale and transfer of the Acquired Shares to the Purchasers; and on delivery to the Purchasers of the Acquired Shares being sold hereby, all of such Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

3.1.12      All issuances of the Company of the Shares in past transactions have been legally and validly effected, without violation of any preemptive rights, if any existed, and all of such shares of common stock are fully paid and non-assessable.

3.1.13      There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock or any agreements restricting the transfer of outstanding or authorized but unissued common stock. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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3.1.14      There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

3.1.15      The Company has no subsidiaries.

3.1.16      The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants; and the Company has no employees or other such parties.

3.1.17      The Company has no insurance or employee benefit plans whatsoever.

3.1.18      The Company is not in default under any contract, or any other document.

3.1.19      The Company has no outstanding powers of attorney and no obligations concerning the performance of the Seller concerning this Agreement.

3.1.20      The execution and delivery of this Agreement, and the subsequent Closing, will not result in the breach by the Company or the Seller of (i) any agreement or other instrument to which they are or have been a party or (ii) the Company’s Articles of Incorporation or Bylaws.

3.1.21      All financial and other information which the Company and/or the Seller furnished or will furnish to the Purchasers, including information with regard to the Company and/or the Seller contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact and is not misleading, and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

3.1.22      The Company has a Registration Statement on Form S-1 that went effective on June 5, 2012, and there are no proceedings pending to revoke or terminate such registration. Since such date, the Company has filed all periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and all such reports were filed timely, except the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

The representations and warranties herein by the Seller and the Company shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the thirty-sixth month after the Closing Date.

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3.2. Covenants of the Seller and the Company.

From the date of this Agreement and until the Closing Date, the Seller and the Company covenant the following:

3.2.1        The Seller will, to the best of his ability, preserve intact the effectiveness of the Company’s Registration Statement on Form S-1.

3.2.2        The Seller will furnish Purchasers with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Purchaser.

3.2.3        The Company will not enter into any contract or business transaction, merger or business combination, make any material purchases or acquisitions, or incur any further debts or obligations without the express written consent of the Purchasers.

3.2.4        The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchasers.

3.2.5        The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchasers.

3.2.6        The Seller will not encumber or mortgage any right or interest in his Shares being sold to the Purchasers hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

3.2.7        The Company will not declare any dividend in cash or stock, or any other benefit.

3.2.8        The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

3.2.9        At Closing, the Company and the Seller will obtain and submit to the Purchaser resignations of current officers and directors.

3.2.10      The Seller agrees to indemnify the Purchasers against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchasers by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Agreement.

3.2.11 For thirty-six months after Closing, the Seller agrees to cooperate with the Purchaser and provide the Purchasers and the Company with any documentation and assistance that they may reasonable require to file Exchange Act on behalf of the Company.

3.3           Representations and Warranties of the Purchasers. The Purchasers hereby make the following representations and warranties to the Seller:

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3.3.1        The Purchasers have the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchasers and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchasers are required. This Agreement has been duly authorized, executed and delivered by such Purchasers and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchasers enforceable against such Purchasers in accordance with the terms thereof.

3.3.2        Each Purchaser is, and will be at the time of the execution of this Agreement, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Purchaser has the authority and are duly and legally qualified to purchase and own shares of the Company. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Purchaser is accurate.

3.3.3        On the Closing Date, such Purchasers will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4        The Purchasers understand and agree that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Purchasers may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchasers may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

3.3.5        The Acquired Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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3.3.6        The offer to sell the Acquired Shares was directly communicated to the Purchasers by the Company. At no time were the Purchasers presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7        Such Purchasers represent that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchasers otherwise notify the Company prior to the Closing Date shall be true and correct as of the Closing Date.

3.3.8        The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

Section 4. Miscellaneous

4.1. Expenses.

Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada applicable to agreements executed and to be wholly performed solely within such state.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Company and the Seller shall take such corporate action(s) required by the Company’s Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the eleventh day following the Closing Date, and (b) obtain and submit to the Purchasers, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers and check signers as of the Closing Date.

Name	Position
Christopher Carmichael	Director, President, CEO

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4.4. Disclosure.

The Seller and the Company agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

4.5. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Seller, to:

Ilia Sachin

Allmandring 1/22a-35

Stuttgart, Germany 70569

If to the Company:

Fermo Group, Inc.

Allmandring 1/22a-35

Stuttgart, Germany 70569

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP

195 Route 9, Suite 204

Manalapan, NJ 07726

If to the Purchaser, to:

Christopher Carmichael

9801 Research Drive
Irvine, CA 92618

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.6. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

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4.7. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.8. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.9. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.10. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

[-signature page follows-]

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In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:

FERMO GROUP, INC.

By:	/s/ Ilia Sachin
Name: Ilia Sachin
Title: President

Seller:

By:	/s/ Ilia Sachin
Name: Ilia Sachin, individually

Purchasers:

By:	/s/ Christopher Carmichael
Name: Christopher Carmichael

By:	/s/ Brenden Garrison
Name: Brenden Garrison

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Schedule 2.1

Share Breakdown

Name	Share Amount
Christopher Carmichael	2,866,667
Brenden Garrison	133,333

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